EXHIBIT 3(i)(b)

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of Title XXXVI, Chapter 607.1006 of the Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Thor Ventures Corp.

ARTICLE TWO

The following amendments to the Articles of Incorporation dated August 28, 1989 were adopted by the stockholders of the corporation on November 14, 2002.

These amendments delete Article I of the Articles of Incorporation in its entirety, providing for a new Article I, as set forth below; and permit the officers of the corporation to effect a one-for-ten (1:10) reverse of the corporation's common stock as detailed in these Articles of Amendment to the Articles of Incorporation as Article Four herein.

The amendment deletes the language in Article I of the Articles of Incorporation and the full text of said amended Article I shall hereby be as follows:

I.

NAME

The name of the corporation is Jure Holdings, Inc.

ARTICLE TWO

The number of shares of the corporation outstanding at the time this amendment to a change in the corporation's name was adopted and this reverse split approved was 7,823,000; and the number of shares entitled to vote thereon was 7,823,000.

ARTICLE THREE

The number of shares voted for such amendments was 4,976,000; and the number of shares voted against such amendments was 286,000. The number of votes cast for the amendments by the stockholders was sufficient for approval of same.

ARTICLE FOUR

The manner, in which any exchange, reclassification or cancellation of issued shares provided for in the reverse split amendment shall be effected, is as follows:

At 5.00 p.m. Pacific Time, on the date of the filing of these Articles of Amendment to the Articles of Incorporation, all outstanding shares of common stock held by each holder of record on such date shall be automatically combined at the rate of one-for-ten (1-10) without any further action on the part of the holders thereof or this corporation. No fractional shares will be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower whole number of shares, respectively.

ARTICLE FIVE

The manner in which such amendment effects a change in the amount of stated capital is as follows:

Article Four of these Articles of Amendment to the Articles of Incorporation empowers and directs the officers of the corporation to effectuate a one-for-ten (1-10) reverse split of the corporation's common stock without amending either the par value or the authorized stock structure of the corporation; such that the existing issued and outstanding 7,823,000 common shares par value $0.01 shall become 782,300 common shares of $0.01 par value.

Dated November 14, 2002

/s/ Nora Coccaro

Nora Coccaro

President

EXHIBIT 10(i)

DEBT SETTLEMENT AGREEMENT

Agreement made on December 19, 2002 between Zmax Capital Corp. with offices located at 1818-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3, referred to as Creditor and Jure Holdings, Inc. with offices located at 1818-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3 referred to as Debtor.

SECTION ONE

ACKNOWLEDGEMENT OF EXISTING OBLIGATION

The parties acknowledge that Debtor is at present indebted to Creditor in the sum of $41,343.57 due to office space provided to Debtor in 2001 and 2002.

SECTION TWO

AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

Debtor and Creditor desire and agree, to provide for the payment of the above-stated indebtedness in accordance with terms and provisions different from, and in substitution of, the terms and obligations for payment for same contained in the original loan obligation as described in Section One above.

SECTION THREE

CONSIDERATION

In consideration of the mutual promises contained in this Agreement, Debtor and Creditor agree as follows:

  Method of Payment: Debtor agrees to pay to Creditor and Creditor agrees to accept from Debtor, in full satisfaction of the indebtedness described in Section One, above, 82,687 shares of Debtor's common stock, valued at $0.50 a share, as consideration for monies owed to Creditor as a result of office space provided by Creditor to Debtor.

  Satisfaction: On execution of this Agreement and Creditor's board of directors resolution authorizing the issuance of 82,687 shares of Debtor's common stock to Creditor provided for in Section Three (a) above, the original indebtedness of Debtor to Creditor, as described in Section One, above, will be forever cancelled and discharged.

  In witness whereof, the parties have executed this Agreement in Vancouver, British Columbia on the date first mentioned above.

  Jure Holdings, Inc.

  /s/ Nora Coccaro

  By: Nora Coccaro, President

  Zmax Capital Corp.

  /s/ Holly Goring

  By: Holly Goring, Corporate Secretary

  EXHIBIT 10(ii)

  DEBT SETTLEMENT AGREEMENT

  Agreement made on December 19, 2002 between Shafiq Nazerali with offices located at General Guisan -Quai 36, CH-8002 Zurich, Switzerland, referred to as Creditor and Jure Holdings, Inc.with offices located at 1818-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3 referred to as Debtor.

  SECTION ONE

  ACKNOWLEDGEMENT OF EXISTING OBLIGATION

  The parties acknowledge that Debtor is at present indebted to Creditor in the sum of $119,619.20 as the result of loans extended by Creditor in 2001 and 2002.

  SECTION TWO

  AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

  Debtor and Creditor desire and agree, to provide for the payment of the above-stated indebtedness in accordance with terms and provisions different from, and in substitution of, the terms and obligations for payment for same contained in the original loan obligation as described in Section One above.

  SECTION THREE

  CONSIDERATION

  In consideration of the mutual promises contained in this Agreement, Debtor and Creditor agree as follows:

  Method of Payment: Debtor agrees to pay to Creditor and Creditor agrees to accept from Debtor, in full satisfaction of the indebtedness described in Section One, above, 1,196,192 shares of Debtor's common stock, valued at $0.10 a share, as consideration for monies owed to Creditor as a result of loans provided by Creditor to Debtor.

  Satisfaction: On execution of this Agreement and Creditor's board of directors resolution authorizing the issuance of 1,196,192 shares of Debtor's common stock to Creditor provided for in Section Three (a) above, the original indebtedness of Debtor to Creditor, as described in Section One, above, will be forever cancelled and discharged.

  In witness whereof, the parties have executed this Agreement in Vancouver, British Columbia on the date first mentioned above.

  Jure Holdings, Inc.

  /s/ Nora Coccaro

  By: Nora Coccaro, President

  Shafiq Nazerali

  /s/ Shafiq Nazerali

  Shafiq Nazerali

  EXHIBIT 10(iii)

  DEBT SETTLEMENT AGREEMENT

  Agreement made on December 19, 2002 between Zmax Capital Corp. with offices located at 1818-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3, referred to as Creditor and Jure Holdings, Inc. with offices located at 1818-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3 referred to as Debtor.

  SECTION ONE

  ACKNOWLEDGEMENT OF EXISTING OBLIGATION

  The parties acknowledge that Debtor is at present indebted to Creditor in the sum of $15,838.53 as the result of loans extended by Creditor in 2001 and 2002.

  SECTION TWO

  AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

  Debtor and Creditor desire and agree, to provide for the payment of the above-stated indebtedness in accordance with terms and provisions different from, and in substitution of, the terms and obligations for payment for same contained in the original loan obligation as described in Section One above.

  SECTION THREE

  CONSIDERATION

  In consideration of the mutual promises contained in this Agreement, Debtor and Creditor agree as follows:

  Method of Payment: Debtor agrees to pay to Creditor and Creditor agrees to accept from Debtor, in full satisfaction of the indebtedness described in Section One, above, 158,385 shares of Debtor's common stock, valued at $0.10 a share, as consideration for monies owed to Creditor as a result of loans provided by Creditor to Debtor.

  Satisfaction: On execution of this Agreement and Creditor's board of directors resolution authorizing the issuance of 158,385 shares of Debtor's common stock to Creditor provided for in Section Three (a) above, the original indebtedness of Debtor to Creditor, as described in Section One, above, will be forever cancelled and discharged.

  In witness whereof, the parties have executed this Agreement in Vancouver, British Columbia on the date first mentioned above.

  Jure Holdings, Inc.

  /s/ Nora Coccaro

  By: Nora Coccaro, President

  Zmax Capital Corp.

  /s/ Holly Goring

  By: Holly Goring, Corporate Secretary

  EXHIBIT 10(iv)

  DEBT SETTLEMENT AGREEMENT

  Agreement made on December 19, 2002 between Shafiq Nazerali with offices located at General Guisan - Quai 36, CH-8002 Zurich, Switzerland, referred to as Creditor and Jure Holdings, Inc. with offices located at 1818-1177 West Hastings Street, Vancouver, British Columbia V6E 2K3 referred to as Debtor.

  SECTION ONE

  ACKNOWLEDGEMENT OF EXISTING OBLIGATION

  The parties acknowledge that Debtor is at present indebted to Creditor in the sum of $111,000 for consulting services rendered in 2001 and 2002.

  SECTION TWO

  AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

  Debtor and Creditor desire and agree, to provide for the payment of the above-stated indebtedness in accordance with terms and provisions different from, and in substitution of, the terms and obligations for payment for same contained in the original loan obligation as described in Section One above.

  SECTION THREE

  CONSIDERATION

  In consideration of the mutual promises contained in this Agreement, Debtor and Creditor agree as follows:

  Method of Payment: Debtor agrees to pay to Creditor and Creditor agrees to accept from Debtor, in full satisfaction of the indebtedness described in Section One, above, 740,000 shares of Debtor's common stock, valued at $0.15 a share, as consideration for monies owed to Creditor as a result of services provided by Creditor to Debtor.

  Satisfaction: On execution of this Agreement and Creditor's board of directors resolution authorizing the issuance of 740,000 shares of Debtor's common stock to Creditor provided for in Section Three (a) above, the original indebtedness of Debtor to Creditor, as described in Section One, above, will be forever cancelled and discharged.

In witness whereof, the parties have executed this Agreement in Vancouver, British Columbia on the date first mentioned above.

Jure Holdings, Inc.

/s/ Nora Coccaro

By: Nora Coccaro, President

Shafiq Nazerali

/s/ Shafiq Nazerali

Shafiq Nazerali

EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of the Jure Holdings, Inc. ("Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Commission on the date hereof, I, Nora Coccaro, president and chief financial officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This 10-KSB complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act; and

(2) The financial information contained in this Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Nora Coccaro

Nora Coccaro, President and Chief Financial Officer